UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2008

MILLIPORE CORPORATION

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	001-09781 (0-1052)	04-2170233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Concord Road, Billerica, Massachusetts 01821

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code: (978) 715-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On September 10, 2008, Millipore Corporation took actions to optimize the performance of our global supply chain and reduce our cost structure to improve operational efficiency. These actions were in response to current market conditions that primarily caused revenue declines in our Bioprocess Division, which mainly serves customers engaged in biopharmaceutical manufacturing. These actions are also part of our long term strategy to further improve the efficiency of our global supply chain, primarily through consolidation of our manufacturing locations, which will also help align our cost structure with the current business volume. In total, we expect to incur charges of $25 to $30 million related to these activities. We expect to record approximately $8 to $10 million for employee separation costs principally over the next three fiscal quarters, all of which will be in the form of cash termination benefit payments. We expect to record approximately $3 million in lease termination costs at the date we cease to use affected facilities, all of which will be paid in cash. Other charges consist principally of future cash payments for consulting, employee retention, and facility transition costs of $8 to $11 million and non-cash charges for accelerated depreciation of approximately $6 million. We anticipate that these activities would be completed by the end of 2010. These activities will begin to generate cash savings in 2009 and ultimately upon completion amount to $11 to $15 million annually.

Safe Harbor Statement

Certain information contained in this Current Report on Form 8-K may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including those statements regarding the expected amounts of charges and impact on net income, and related cash expenditures, resulting from the consolidation plans. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. There are a variety of factors, many of which are beyond our control, which could affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the risks and other factors described in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent management’s estimates only as of today and should not be relied upon as representing management’s estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if management’s estimates change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

/s/ Charles F. Wagner, Jr.
Charles F. Wagner, Jr.
Vice President and Chief Financial Officer

Date: September 15, 2008

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